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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date  of  Report  (Date  of  earliest  event  reported)  NOVEMBER  24, 2003



                              ENERTECK CORPORATION
             (Exact name of Registrant as specified in its charter)




DELAWARE                           0-31981            47-0929885
(State  or  other  jurisdiction   (Commission     (I.R.S.  Employer
of  incorporation  or             File  number)    Identification
organization)                                      Number)



10701  CORPORATE  DRIVE,  SUITE  150
STAFFORD,  TEXAS                                           77477
(Address  of  principal                               (Postal  Code)
executive  offices)

     Registrant's  telephone  number,  including  area  code:  (281)  240-1787

                            GOLD BOND RESOURCES, INC.
          (Former name or former address, if changed since last report)

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Item  5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

Recapitalization,  Change  of  Name,  State  of  Domicile  and  Trading  Symbol
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     On  November 24, 2003, Gold Bond Resources, Inc. (OTC Bulletin Board: GOBM)
("Gold  Bond")  effected  the  following  corporate  actions:

- A name change of the Company to "EnerTeck Corporation" and a change of its state of domicile to Delaware.

- A reverse stock split of the issued and outstanding shares of common stock on a one-for-ten basis.

     The aforementioned corporate actions were accomplished through a statutory merger that was effected as of November 24, 2003. The statutory merger was approved by the shareholders of Gold Bond at a Special Meeting of Shareholders held on September 2, 2003. As a result of this statutory merger transaction, the Delaware Corporation, EnerTeck Corporation, became the surviving entity with the Washington State entity, Gold Bond, being dissolved as a matter of operation of law. As a result, this merger transaction caused our name to be changed from Gold Bond Resources, Inc. to EnerTeck Corporation and our state of domicile to be changed from the State of Washington to the State of Delaware. In connection with this statutory merger, a recapitalization was also effected whereby each ten outstanding shares of common stock was consolidated into one share of common stock. Accordingly, we now have approximately 9,791,899 shares of issued and outstanding shares of common stock.

In connection with our name change, effective as November 24, 2003, our trading symbol on the OTC Bulletin Board became "ETCK".




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ENERTECK  CORPORATION
                                        (Registrant)


Dated:     November 26,  2003           By: /s/ Dwaine Reese
                                            ----------------------------
                                        Name:  DWAINE  REESE
                                        Title: CHIEF  EXECUTIVE  OFFICER







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